Exhibit 16.1

January 26, 2004

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 26, 2004 of Energy Visions Inc. and are in agreement with the statements contained therein.

/s/  Goldstein Golub Kessler LLP